United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022

Archimedes Tech SPAC Partners Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40193	86-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2093 Philadelphia Pike #1968
Claymont, DE 19703

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 560-4753

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one subunit and one-quarter of one warrant	ATSPU	The Nasdaq Stock Market LLC

Subunits included as part of the units, each consisting of one share of common stock, $0.0001 par value, and one-quarter of one warrant	ATSPT	The Nasdaq Stock Market LLC

Common stock, par value $0.0001 per share	ATSP	The Nasdaq Stock Market LLC

Redeemable warrants	ATSPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

The management of Archimedes Tech SPAC Partners Co. (the “Company”) has re-evaluated the fair value of the 350,000 representative shares the Company had issued prior to the closing of the Company’s initial public offering (the “IPO”) on March 15, 2021. Historically, the original purchase price of the representative shares had been recognized as the fair value of the representative shares. However, pursuant to management’s re-evaluation, management has determined that the representative shares required a comprehensive fair value analysis conducted by valuation professionals to determine their fair value. The fair value analysis was conducted by valuation professionals and completed on November 9, 2021. Management initially determined that the change in the fair value of the representative shares was not qualitatively material to the Company’s previously issued financial statements and thus concluded that the Company did need to restate or revise its previously issued financial statements. However, after management re-evaluated this conclusion in conjunction with the Company’s decision to restate its previously issued financial statements to report all of the Company’s redeemable shares as temporary equity, management concluded that the Company should restate its previously issued financial statements to correct the fair value of the representative shares as well.

Therefore, on January 7, 2022, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, June 30, 2021, and September 30, 2021 filed with the SEC on July 27, 2021, August 27, 2021, and November 15, 2021, respectively, (collectively, the “Affected Periods”), should be restated for the fair value of the representative shares as determined by the valuation professionals and thus should no longer be relied upon. As such, the Company intends to restate its financial statements for the Affected Periods in an amendment to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (“Q3 Form 10-Q/A”), to be filed with the SEC. This restatement will be completed concurrently with the restatement to report all of the Company’s redeemable shares as temporary equity as disclosed in the Company’s Form 8-K filed with the SEC on December 28, 2021.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO (the “Trust Account”).

The Company’s management has concluded that, in light of the fair value error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as of March 31, 2021; June 30, 2021 and September 30, 2021. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Q3 Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with UHY LLP, the Company’s independent registered public accounting firm.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and cash held in the Trust Account and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. These risks and uncertainties include, but are not limited to, further changes in or developments regarding accounting treatment, among others. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2022

Archimedes Tech SPAC Partners Co.

By:	/s/ Long Long
Name:	Long Long
Title:	Chief Financial Officer

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